================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 2001

                           COMMISSION FILE NO. 1-10403


                              TEPPCO PARTNERS, L.P.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                        76-0291058
     (STATE OF INCORPORATION                              (I.R.S. EMPLOYER
         OR ORGANIZATION)                              IDENTIFICATION NUMBER)


                               2929 ALLEN PARKWAY
                                  P.O. BOX 2521
                            HOUSTON, TEXAS 77252-2521
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (713) 759-3636
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On September 30, 2001, TEPPCO Partners, L.P. (the "Partnership") purchased Jonah Gas Gathering Company from Alberta Energy Company for $360 million. The Partnership also assumed responsibility for completion of the current expansion of the Jonah gas gathering system and the remaining associated costs of approximately $25 million. The purchase was financed by a $400 million term loan from SunTrust Bank.

         The Jonah system consists of approximately 300 miles of pipelines ranging in size from four to 20 inches in diameter, four compressor stations with an aggregate of approximately 21,200 horsepower and related metering facilities. Gas gathered on the Jonah system is collected from approximately 300 producing wells in the Green River Basin in southwestern Wyoming. Gas is delivered to gas processing facilities owned by others. The Partnership owns a processing facility which extracts condensate prior to delivery of natural gas to DEFS' Overland Trail Transmission system and Questar. From these processing facilities, the natural gas is delivered to several interstate pipeline systems located in the region for transportation to end-use markets. Interstate pipelines in the region include the Overland Trail Transmission system, owned by our affiliate DEFS, Kern River, Northwest, Colorado Interstate Gas and Questar. These pipeline systems provide access for natural gas collected by the Jonah system to end-user markets throughout the Midwest, the West Coast and the Rocky Mountain regions. The Jonah assets will be commercially managed and operated by DEFS.

         The original Jonah system was constructed in 1992 and was significantly expanded in 1997. An additional expansion, consisting of 50 miles of new 20-inch diameter pipeline and compression facilities, is presently under construction with completion scheduled for early 2002. The system's current capacity is 450 million cubic feet per day and is expected to increase to 730 million cubic feet per day when the current expansion is placed in service.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TEPPCO Partners, L.P.
                                    (Registrant)

                                    By: Texas Eastern Products Pipeline
                                        Company, LLC General Partner

                                        /S/  CHARLES H. LEONARD
                                        ----------------------------------------
                                             Charles H. Leonard
                                        Sr. Vice President, Chief Financial
                                            Officer and Treasurer

Date: November 9, 2001

ITEM 7. STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

         Jonah Gas Gathering Company (as defined in the Purchase and Sale
         Agreement By and Among Green River Pipeline, LLC and McMurry
         Oil Company, Sellers and TEPPCO Partners, L.P., Buyer):

         Jonah Gas Gathering Company Financial Statements as of December 31,
              2000 and for the Periods June 1 to December 31, 2000 and January 1 to May 31, 2000 (Predecessor)

         Report of Independent Accountants                                            5
         Balance Sheet as of December 31, 2000                                        6
         Statement of Income for the Period June 1 to December 31, 2000
              and for the Period January 1 to May 31, 2000 (Predecessor)              7
         Statement of Cash Flows for the Period June 1 to December 31, 2000
              and for the Period January 1 to May 31, 2000 (Predecessor)              8
         Notes to Financial Statements                                                9

         Jonah Gas Gathering Company Financial Statements (unaudited) as of
              September 30, 2001 and for the Periods January 1 to September 30,
              2001 and June 1 to September 30, 2000 and January 1 to May 31,
              2000 (Predecessor)

         Balance Sheet as of September 30, 2001 and December 31, 2000                16
         Statement of Income and Partners' Capital for the Period January 1
              to September 30, 2001 and for the Period June 1 to September 30,
              2000 and for the Period January 1 to May 31, 2000 (Predecessor)        17
         Statement of Cash Flows for the Period January 1 to September 30, 2001
              and for the Period June 1 to September 30, 2000 and for the
              Period January 1 to May 31, 2000 (Predecessor)                         18
         Notes to Financial Statements                                               19

         (b) PRO FORMA FINANCIAL INFORMATION:                                        21

         Unaudited Pro Forma Condensed Combined Statement of Income for              22
              the Year Ended December 31, 2000
         Unaudited Pro Forma Condensed Combined Statement of Income for              23
              the Nine Months Ended September 30, 2001
         Notes to Unaudited Pro Forma Condensed Combined Financial                   24
              Statements

         (c) EXHIBITS:

         None.

                           JONAH GAS GATHERING COMPANY
                              FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 2000
                AND FOR THE PERIODS JUNE 1 TO DECEMBER 31, 2000
                  AND JANUARY 1 TO MAY 31, 2000 (PREDECESSOR)

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Jonah Gas Gathering Company:

In our opinion, the accompanying balance sheet as of December 31, 2000 and the related statements of income and cash flows for the periods June 1 to December 31, 2000 and January 1 to May 31, 2000 (Predecessor) present fairly, in all material respects, the financial position of Jonah Gas Gathering Company at December 31, 2000, and the results of its operations and its cash flows for the periods June 1 to December 31, 2000 and January 1, 2000 to May 31, 2000 (Predecessor) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.





PricewaterhouseCoopers LLP
Denver, Colorado
October 31, 2001

JONAH GAS GATHERING COMPANY
BALANCE SHEET
DECEMBER 31

                                                                               2000
                                                                           ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                $    360,866
  Accounts receivable, net of allowance for doubtful accounts of $68,199      3,065,323
                                                                           ------------
TOTAL CURRENT ASSETS                                                          3,426,189
PROPERTY AND EQUIPMENT, NET                                                 221,053,166
                                                                           ------------
TOTAL ASSETS                                                               $224,479,355
                                                                           ============

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
Accounts payable                                                           $    862,084
                                                                           ------------
TOTAL CURRENT LIABILITIES                                                       862,084
DUE TO AFFILIATES                                                            10,048,630
PARTNERS' CAPITAL                                                           213,568,641
                                                                           ------------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                                    $224,479,355
                                                                           ============


The accompanying notes are an integral part of these financial statements

JONAH GAS GATHERING COMPANY
STATEMENT OF INCOME

                                                         For The Period
                                       For The Period     January 1 To
                                           June 1 To        May 31,
                                         December 31,        2000
                                             2000        (Predecessor)
                                         ------------    ------------
GROSS REVENUE
Gathering and transportation revenue     $ 14,629,303    $  8,772,201
Product sales                                 341,978         691,093
                                         ------------    ------------
                                           14,971,281       9,463,294
COSTS AND EXPENSES
Operating expenses                          3,174,656       1,101,514
General and administrative expenses           947,516       1,154,077
Depreciation                                5,212,970       1,170,176
Write-off of contract advance                      --         427,778
Loss on sale of property and equipment             --          56,145
                                         ------------    ------------
INCOME FROM OPERATIONS                      5,636,139       5,553,604
OTHER INCOME (EXPENSE)
Interest expense                               (1,020)       (165,874)
Interest income                                12,676           3,422
Settlement of litigation                           --       1,640,328
                                         ------------    ------------
NET INCOME                               $  5,647,795    $  7,031,480
                                         ============    ============


The accompanying notes are an integral part of these financial statements

JONAH GAS GATHERING COMPANY
STATEMENT OF CASH FLOWS

                                                                               For The Period
                                                             For The Period     January 1 To
                                                                June 1 To         May 31,
                                                               December 31,        2000
                                                                  2000         (Predecessor)
                                                              -------------    -------------
OPERATING ACTIVITIES
 Net income                                                   $   5,647,795    $   7,031,480
 Reconciliation To Net Cash Provided By Operations
  Depreciation                                                    5,212,970        1,170,176
  Write-off of contract advance                                          --          427,778
  Loss on sale of property and equipment                                 --           56,145
 Effect of Changes In Operating Working Capital Items
  Increase in accounts receivable                                  (621,744)         (12,571)
  Decrease in accounts payable                                   (4,019,447)      (2,395,874)
                                                              -------------    -------------
Net Cash Provided By Operating Activities                         6,219,574        6,277,134
                                                              -------------    -------------
INVESTING ACTIVITIES
 Purchase of property and equipment                             (10,579,094)     (11,535,942)
 Proceeds on sale of property and equipment                              --          212,930
                                                              -------------    -------------
Net Cash Used In Investing Activities                           (10,579,094)     (11,323,012)
                                                              -------------    -------------
FINANCING ACTIVITIES
 Increase in due to affiliates                                   10,048,630               --
 Capital contributions                                                   --        4,938,979
 Repayment of notes payable                                      (5,328,744)        (486,062)
                                                              -------------    -------------
Net Cash Provided By Financing Activities                         4,719,886        4,452,917
                                                              -------------    -------------
Increase (Decrease) in Cash and Cash Equivalents                    360,366         (592,961)
Cash and Cash Equivalents, Beginning of Period                          500          593,461
                                                              -------------    -------------
Cash and Cash Equivalents, End of Period                      $     360,866    $         500
                                                              =============    =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash payments for interest                                   $       1,020    $     165,874
                                                              =============    =============

NON-CASH TRANSACTIONS:
 Push down accounting related to AEC Oil & Gas (USA) Inc.'s
 capital contribution of net assets                           $ 207,920,846    $          --

 Property and equipment acquired with accounts payable              528,105        3,745,063
                                                              =============    =============


The accompanying notes are an integral part of these financial statements

JONAH GAS GATHERING COMPANY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000

1.   NATURE OF BUSINESS AND PRESENTATION

     Jonah Gas Gathering Company (the "Company") is a partnership that owns and operates natural gas pipelines and gathering systems in the Green River Basin of southwestern Wyoming. The Company typically enters into long-term agreements with natural gas producers for gathering and transportation services at market rates. These agreements typically call for the Company to incur costs to build pipeline extensions from their existing pipelines to new wells. Some of these agreements require a minimum volume to be gathered from any new well over a short time frame to ensure the recovery of such costs. The customers of the Company are typically major natural gas producers with operations in Wyoming. A major portion of the Company's revenue is derived from gathering natural gas owned by related parties.

     As of May 31, 2000, the Company was a subsidiary of McMurry Oil Company (Predecessor). On June 1, 2000, in connection with AEC Oil & Gas (USA) Inc.'s purchase of McMurry Oil Company, AEC Oil & Gas (USA) Inc. acquired all of the outstanding partnership interests in Jonah Gas Gathering Company for cash consideration and the assumption of debt, for an aggregate cost of approximately $208,000,000. On September 30, 2001, the Company was acquired by TEPPCO Partners, L.P.

     The acquisition by AEC Oil & Gas (USA) Inc. has been accounted for using the purchase method of accounting with the purchase price being allocated to assets and liabilities based upon fair value. The excess purchase price was allocated to the gathering systems and pipelines, including right of way and access rights.

     The purchase price has been allocated to the assets and liabilities acquired as follows:

      Working capital                       $ (1,909,347)
      Property and equipment                 215,158,937
      Long term debt                          (5,328,744)
                                            ------------
        Net Assets Acquired                 $207,920,846
                                            ============

     The results of operations in the accompanying statements of income and cash flows are reported separately for the periods June 1 to December 31, 2000 and January 1 to May 31, 2000 (Predecessor) due to the step up in basis resulting from the acquisition by AEC Oil & Gas (USA) Inc.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     (A) USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     (B) REVENUE RECOGNITION

     Revenues associated with the sale of gathering and transportation services are recognized when the services are provided. Revenues associated with product sales are recognized when title passes.

JONAH GAS GATHERING COMPANY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000

     (C) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include short term investments with an original maturity of three months or less when purchased.

     (D) PROPERTY AND EQUIPMENT

     Gathering systems and pipelines, including right of way and access rights, are carried at cost and depreciated using the straight line method over their estimated useful life of 25 years.

     Maintenance and repairs which neither add to the value of the property and equipment nor prolong its life are charged to expense as incurred. When property and equipment is sold or retired, their cost and accumulated depreciation are removed from the accounts. Gains or losses on dispositions of property and equipment are included in operations.

     (E) IMPAIRMENT OF LONG-LIVED ASSETS

     "Accounting for the Impairment of Long-Lived Assets to be Disposed of" ("SFAS No. 121") requires long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. In order to determine whether an impairment exists, the Company compares its net book value of the assets to the undiscounted expected future net cash flows, determined by applying future prices estimated by management over the lives of the related assets. If an impairment exists, the write-down is based upon expected future net cash flows discounted using an interest rate commensurate with the risk associated with the underlying asset.

     (F) CREDIT RISK

     The majority of the Company's receivables are within the oil and gas industry. The receivables are not collateralized.

     (G) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of financial instruments that are included in the balance sheet, other than due to affiliated companies, approximate their carrying amount due to the short term maturity of those instruments. It is not practical to estimate the fair value of amounts due to affiliated companies since these amounts represent non-interest bearing debt to related entities.

     (H) INCOME TAXES

     Federal and state income taxes are not payable by, nor provided for by the Company. An income tax provision is not required as the partners report their proportionate share of the Company's taxable income or loss on their respective tax returns. Such income or loss is proportionately allocated to the partners based upon their ownership interests.

JONAH GAS GATHERING COMPANY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000

3.  PROPERTY AND EQUIPMENT

    A summary of property and equipment is as follows:

                                                       December 31,
                                                           2000
                                                       ------------
     Gathering Systems and Pipelines                   $226,266,136
     Less: Accumulated Depreciation                      (5,212,970)
                                                       ------------
                                                       $221,053,166
                                                       ============

4.   PARTNERS' CAPITAL

Partners' Capital is summarized as follows:

Partners' Capital (Predecessor), January 1,
 2000                                                    $ 51,848,521
 Capital Contributions                                      4,938,979
 Net Income, January 1, 2000 - May 31, 2000                 7,031,480
                                                         ------------
Partners' Capital (Predecessor), May 31, 2000            $ 63,818,980
                                                         ============
Partners' Capital Contribution, June 1, 2000             $207,920,846
 Net Income, June 1, 2000 - December 31, 2000               5,647,795
                                                         ------------
Partners' Capital, December 31, 2000                     $213,568,641
                                                         ============

5.   SIGNIFICANT CONCENTRATION OF CREDIT RISK

     Financial instruments of the Company that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with a local financial institution.

     The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk is limited.

     For the periods June 1 to December 31, 2000 and January 1 to May 31, 2000 (Predecessor), the Company had sales to three major customers which exceeded 10% of the Company's revenue. In addition, at December 31, 2000, the Company has accounts receivable balances from these customers. Sales and accounts receivable balances with these customers are as follows:

                                       Sales                                   Accounts Receivable
                              ------------------------                         -------------------
                              For The Period June 1 To                                As At
Customer                         December 31, 2000                              December 31, 2000
--------                      ------------------------                         -------------------
1*                                   $7,251,370                                     $1,180,184
2                                    $4,031,779                                     $  682,776
3                                    $2,457,123                                     $  751,668

JONAH GAS GATHERING COMPANY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000

                                                               Sales
                                                    ---------------------------
                                                    For The Period January 1 To
                                                           May 31, 2000
Customer                                                   (Predecessor)
--------                                            ---------------------------
1*                                                          $4,341,280
2                                                           $2,330,008
3                                                           $1,555,751

     * Related Party - McMurry Oil Company (see Note 6)

 6.  RELATED PARTY TRANSACTIONS

     The Company has agreements with McMurry Oil Company and its affiliates for the transportation of natural gas. In addition, the Company has agreements with McMurry Oil Company and AEC Oil & Gas (USA) Inc. for the maintenance of property and equipment and various management services. The amounts due to affiliated companies represent non-interest bearing debt and were converted to equity as contributions on September 30, 2001. The following is a summary of related party receivables, liabilities, revenue and expenses:

                                                                December 31,
                                                                    2000
                                                                ------------
ACCOUNTS RECEIVABLE
 McMurry Oil Company                                            $ 1,180,184
                                                                -----------

DUE TO AFFILIATES
 McMurry Oil Company                                            $ 5,318,407
 AEC Oil & Gas (USA) Inc.                                         4,730,223
                                                                -----------
                                                                $10,048,630
                                                                ===========

                                                                      For The Period
                                                    For The Period    January 1 To
                                                       June 1 To         May 31,
                                                      December 31,        2000
                                                         2000         (Predecessor)
                                                    --------------    --------------
REVENUE

Gathering and transportation revenue
 McMurry Oil Company                                   $ 7,251,370      $ 4,341,280
                                                       ===========      ===========

EXPENSES

Operating, general and administrative expenses
 McMurry Oil Company                                   $ 1,004,195      $ 1,097,023
                                                       ===========      ===========

JONAH GAS GATHERING COMPANY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000

7.   RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS 133 - ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In 1998 and 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities and several amendments. SFAS No. 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The effective date of SFAS No. 133 for the Company is January 1, 2001. The Company anticipates the adoption of SFAS No. 133 will not have a material effect on its financial position or results of operations.

     SFAS 141 - BUSINESS COMBINATIONS

     On July 20, 2001, the FASB issued SFAS 141, Business Combinations , which represents a departure from the current practice. SFAS 141 supersedes Accounting Principles Board Opinion No. 16, Business Combinations . The most significant ways in which the provisions of SFAS 141 differ from those in APB 16 are as follows: (1) the purchase method of accounting must be used for all business combinations initiated after June 30, 2001 (i.e., the pooling-of-interests method is no longer permitted); (2) more specific guidance is provided on how to determine the accounting acquirer; (3) specific criteria are provided for recognizing intangible assets apart from goodwill; (4) unamortized negative goodwill must be written off immediately as an extraordinary gain (instead of being deferred and amortized); and (5) additional financial statement disclosures regarding business combinations are required.

     SFAS 142 - GOODWILL AND OTHER INTANGIBLE ASSETS

     On July 20, 2001, the FASB issued SFAS 142, Goodwill and Other Intangible Assets , which supersedes Accounting Principles Board Opinion No. 17, Intangible Assets. SFAS 142 primarily addresses the accounting that must be applied to goodwill and intangible assets subsequent to their initial recognition (i.e., the post-acquisition accounting). The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001; however, early adoption is permitted in certain instances. Among the new requirements and guidance set forth in SFAS 142, the following are the most significant changes from APB 17: (1) goodwill and indefinite-lived intangible assets will no longer be amortized; (2) goodwill will be tested for impairment at the reporting unit level (which is generally an operating segment or one reporting level below) at least annually; (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually; (4) the amortization period of intangible assets that have finite lives will no longer be limited to forty years; and (5) additional financial statement disclosures about goodwill and intangible assets will be required. The Company anticipates that the adoption of SFAS No. 142 will not have a material effect on its financial position or results of operations.

     SFAS 143 - ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

     SFAS 143, Accounting for Asset Retirement Obligations, is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS 143 applies to legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. The Company has not yet evaluated the effect that SFAS No. 143 will have on financial reporting.

JONAH GAS GATHERING COMPANY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000

     SFAS 144 - ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

     SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. SFAS 144 supercedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of . However, this SFAS 144 retains the fundamental provisions of SFAS 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS 144 supercedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations --Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for segments of a business to be disposed of. However, SFAS 144 retains the requirement of Opinion 30 to report discontinued operations separately from continuing operations and extends that reporting to a component of an entity that either has been disposed of (by sale, by abandonment, or in a distribution to owners) or is classified as held for sale. The Company anticipates that the adoption of SFAS 144 will not have a material effect on its financial position or results of its operations.

                           JONAH GAS GATHERING COMPANY
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)
                            AS OF SEPTEMBER 30, 2001
              AND FOR THE PERIODS JANUARY 1 TO SEPTEMBER 30, 2001
                        AND JUNE 1 TO SEPTEMBER 30, 2000
                  AND JANUARY 1 TO MAY 31, 2000 (PREDECESSOR)

JONAH GAS GATHERING COMPANY
BALANCE SHEET
(UNAUDITED)

                                                                                   September 30,   December 31,
                                                                                       2001             2000
                                                                                   -------------   -------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                        $          --   $     360,866
  Accounts receivable, net of allowance for doubtful accounts of $0 and
  $68,199, respectively                                                                3,211,896       3,065,323
                                                                                   -------------   -------------
TOTAL CURRENT ASSETS                                                                   3,211,896       3,426,189

PROPERTY AND EQUIPMENT, NET                                                          241,402,831     221,053,166
                                                                                   -------------   -------------
TOTAL ASSETS                                                                       $ 244,614,727   $ 224,479,355
                                                                                   =============   =============
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
  Bank overdraft                                                                   $     232,888   $          --
  Accounts payable                                                                     8,659,201         862,084
                                                                                   -------------   -------------
TOTAL CURRENT LIABILITIES                                                              8,892,089         862,084

DUE TO AFFILIATES                                                                      4,900,532      10,048,630

PARTNERS' CAPITAL                                                                    230,822,106     213,568,641
                                                                                   -------------   -------------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                                            $ 244,614,727   $ 224,479,355
                                                                                   =============   =============


The accompanying notes are an integral part of these financial statements

JONAH GAS GATHERING COMPANY
STATEMENT OF INCOME AND PARTNERS' CAPITAL
(UNAUDITED)

                                                                                         For The Period
                                                     For The Period   For The Period      January 1 To
                                                      January 1 To      June 1 To            May 31,
                                                      September 30,    September 30,          2000
                                                          2001              2000          (Predecessor)
                                                     --------------    --------------    --------------
GROSS REVENUE
Gathering and transportation revenue                 $   22,383,291    $    7,356,425    $    8,772,201
Product sales                                               887,573           115,248           691,093
                                                     --------------    --------------    --------------
                                                         23,270,864         7,471,673         9,463,294
COSTS AND EXPENSES
Operating expenses                                        5,339,078         1,403,661         1,101,514
General and administrative expenses                       1,046,734           407,219         1,154,077
Depreciation                                              7,165,413         2,978,840         1,170,176
Write-off of contract advance                                    --                --           427,778
(Gain) loss on sale of property and equipment            (1,155,387)               --            56,145
                                                     --------------    --------------    --------------
INCOME FROM OPERATIONS                                   10,875,026         2,681,953         5,553,604

OTHER INCOME (EXPENSE)
Interest expense                                               (280)           (1,758)         (165,874)
Interest income                                              49,975             5,222             3,422
Settlement of litigation                                         --                --         1,640,328
                                                     --------------    --------------    --------------
NET INCOME                                               10,924,721         2,685,417         7,031,480
PARTNERS' CAPITAL, BEGINNING OF PERIOD                  213,568,641       207,920,846        51,848,521
CAPITAL CONTRIBUTIONS                                     6,328,744                --         4,938,979
                                                     --------------    --------------    --------------
PARTNERS' CAPITAL, END OF PERIOD                     $  230,822,106    $  210,606,263    $   63,818,980
                                                     ==============    ==============    ==============


The accompanying notes are an integral part of these financial statements

JONAH GAS GATHERING COMPANY
STATEMENT OF CASH FLOWS
(UNAUDITED)

                                                                                                   For The Period
                                                              For The Period    For The Period      January 1 To
                                                               January 1 To       June 1 To            May 31,
                                                               September 30,     September 30,          2000
                                                                    2001              2000          (Predecessor)
                                                               --------------    --------------    --------------
OPERATING ACTIVITIES
  Net income                                                   $   10,924,721    $    2,685,417    $    7,031,480
  Reconciliation To Net Cash Provided By Operations
    Depreciation                                                    7,165,413         2,978,840         1,170,176
    (Gain) loss on sale of property and equipment                  (1,155,387)               --            56,145
    Write-off of contract advance                                          --                --           427,778
  Effect of Changes In Operating Working Capital Items
    Increase in accounts receivable                                  (146,574)         (323,582)          (12,571)
    Increase (decrease) in accounts payable                         7,797,117        (2,178,994)       (2,395,874)
                                                               --------------    --------------    --------------
Net Cash Provided By Operating Activities                          24,585,290         3,161,681         6,277,134
                                                               --------------    --------------    --------------
INVESTING ACTIVITIES
  Purchase of property and equipment                              (28,359,691)       (7,394,861)      (11,535,942)
  Proceeds on sale of property and equipment                        2,000,000                --           212,930
                                                               --------------    --------------    --------------
Net Cash Used In Investing Activities                             (26,359,691)       (7,394,861)      (11,323,012)
                                                               --------------    --------------    --------------
FINANCING ACTIVITIES
  Increase in due to affiliates                                     1,180,647        10,560,041                --
  Capital contributions                                                    --                --         4,938,979
  Repayment of notes payable                                               --        (5,328,744)         (486,062)
                                                               --------------    --------------    --------------
Net Cash Provided By Financing Activities                           1,180,647         5,231,297         4,452,917
                                                               --------------    --------------    --------------
(Decrease) Increase in Cash and Cash Equivalents                     (593,754)          998,117          (592,961)
Cash and Cash Equivalents, Beginning of Period                        360,866               500           593,461
                                                               --------------    --------------    --------------
(Bank Overdraft) Cash and
Cash Equivalents, End of Period                                $     (232,888)   $      998,617    $          500
                                                               ==============    ==============    ==============
NON-CASH TRANSACTIONS:
  Transfer of Due to Affiliates amounts as a
    contribution to Partners' Capital on
    September 30, 2001                                         $    6,328,744    $           --    $           --


The accompanying notes are an integral part of these financial statements

JONAH GAS GATHERING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2001
(UNAUDITED)

1.   GENERAL

     The accompanying unaudited financial statements have been prepared by management in accordance with generally accepted accounting principles in the United States of America. In the opinion of management, the unaudited combined financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of Jonah Gas Gathering Company as of September 30, 2001, and the financial results and cash flows for the periods January 1 to September 30, 2001 and June 1 to September 30, 2000 and January 1 to May 31, 2000 (Predecessor). Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. Management believes the disclosures made are adequate to ensure that the information is not misleading in a material respect. The information should be read in conjunction with the historical financial statements and related notes of Jonah Gas Gathering Company herein.

     As of May 31, 2000, the Company was a subsidiary of McMurry Oil Company (Predecessor). On June 1, 2000, in connection with AEC Oil & Gas (USA) Inc.'s purchase of McMurry Oil Company, AEC Oil & Gas (USA) Inc. acquired all of the outstanding partnership interests in Jonah Gas Gathering Company. The acquisition by AEC Oil & Gas (USA) Inc. has been accounted for using the purchase method of accounting with the purchase price being allocated to assets and liabilities based upon fair value. The excess purchase price was allocated to the gathering systems and pipelines, including right of way and access rights. The results of operations in the accompanying statements of income and cash flows are reported separately for the periods June 1 to September 30, 2000 and January 1 to May 31, 2000 (Predecessor) due to the step up in basis resulting from the acquisition by AEC Oil & Gas (USA) Inc. On September 30, 2001, the Company was acquired by TEPPCO Partners, L.P.

2.   RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS 133 - ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In 1998 and 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities and several amendments. SFAS No. 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The effective date of SFAS No. 133 for the Company is January 1, 2001. The Company anticipates the adoption of SFAS No. 133 will not have a material effect on its financial position or results of operations.

     SFAS 141 - BUSINESS COMBINATIONS

     On July 20, 2001, the FASB issued SFAS 141, Business Combinations , which represents a departure from the current practice. SFAS 141 supersedes Accounting Principles Board Opinion No. 16, Business Combinations . The most significant ways in which the provisions of SFAS 141 differ from those in APB 16 are as follows: (1) the purchase method of accounting must be used for all business combinations initiated after June 30, 2001 (i.e., the pooling-of-interests method is no longer permitted); (2) more specific guidance is provided on how to determine the accounting acquirer; (3) specific criteria are provided for recognizing intangible assets apart from goodwill; (4) unamortized negative goodwill must be written off immediately as an extraordinary gain (instead of being

JONAH GAS GATHERING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2001
(UNAUDITED)


     deferred and amortized); and (5) additional financial statement disclosures regarding business combinations are required.

     SFAS 142 - GOODWILL AND OTHER INTANGIBLE ASSETS

     On July 20, 2001, the FASB issued SFAS 142, Goodwill and Other Intangible Assets , which supersedes Accounting Principles Board Opinion No. 17, Intangible Assets. SFAS 142 primarily addresses the accounting that must be applied to goodwill and intangible assets subsequent to their initial recognition (i.e., the post-acquisition accounting). The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001; however, early adoption is permitted in certain instances. Among the new requirements and guidance set forth in SFAS 142, the following are the most significant changes from APB 17: (1) goodwill and indefinite-lived intangible assets will no longer be amortized; (2) goodwill will be tested for impairment at the reporting unit level (which is generally an operating segment or one reporting level below) at least annually; (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually; (4) the amortization period of intangible assets that have finite lives will no longer be limited to forty years; and (5) additional financial statement disclosures about goodwill and intangible assets will be required. The Company anticipates that the adoption of SFAS No. 142 will not have a material effect on its financial position or results of operations.

     SFAS 143 - ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

     SFAS 143, Accounting for Asset Retirement Obligations, is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS 143 applies to legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. The Company has not yet evaluated the effect that SFAS No. 143 will have on financial reporting.

     SFAS 144 - ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

     SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. SFAS 144 supercedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. However, this SFAS 144 retains the fundamental provisions of SFAS 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS 144 supercedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for segments of a business to be disposed of. However, SFAS 144 retains the requirement of Opinion 30 to report discontinued operations separately from continuing operations and extends that reporting to a component of an entity that either has been disposed of (by sale, by abandonment, or in a distribution to owners) or is classified as held for sale. The Company anticipates that the adoption of SFAS 144 will not have a material effect on its financial position or results of its operations.

                              TEPPCO PARTNERS, L.P.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ITEM 7. STATEMENTS AND EXHIBITS

     (b)  PRO FORMA FINANCIAL INFORMATION:

     The following tables set forth summary unaudited pro forma condensed combined financial statements which are presented to give effect to the purchase of certain assets of ARCO Pipe Line Company ("ARCO"), which was completed on July 21, 2000 (refer to Form 8-KA filed with the Securities and Exchange Commission on October 3, 2000), and of Jonah Gas Gathering Company ("Jonah"), which was completed on September 30, 2001. The information was prepared based on the following assumptions:

     o The purchases were accounted for pursuant to the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America.

     o The statements of income assume that the purchases were consummated on January 1, 2000.

     o The expected cost savings through improved operating efficiencies and revenue growth are excluded from the pro forma combined financial statements.

     o See Item 2 above and TEPPCO Partners, L.P. (the "Partnership") Form 10-Q for the quarter ended September 30, 2001, for a description of the new credit agreement entered into in conjunction with the acquisition of Jonah.

     The unaudited pro forma condensed combined financial statements are presented for illustration purposes only and are not necessarily indicative of the results of operations which would have occurred had the merger been consummated on the date indicated above, nor are they necessarily indicative of future results of operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Partnership, as on file with the Securities and Exchange Commission, and the historical combined financial statements of Jonah included in this document. Certain reclassifications have been made to Jonah's historical financial statements to reflect the Partnership's presentation of financial information.

                              TEPPCO PARTNERS, L.P.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                  Historical
                                                     -----------------------------------------------------------------
                                                         TEPPCO
                                                      Partners, LP        ARCO            Jonah            Combined
                                                     -------------    -------------    -------------     -------------
Operating revenues:
  Sales of crude oil and petroleum products          $   2,821,943    $          --    $          --     $   2,821,943
  Transportation - Refined products                        119,331               --               --           119,331
  Transportation - LPGs                                     73,896               --               --            73,896
  Transportation - Crude oil and NGLs                       24,533           10,341               --            34,874
  Gathering - Natural gas                                       --               --           23,401            23,401
  Mont Belvieu operations                                   13,334               --               --            13,334
  Pipeline Services                                             --            5,724                              5,724
  Other                                                     34,904              171            1,034            36,109
                                                     -------------    -------------    -------------     -------------
    Total operating revenues                             3,087,941           16,236           24,435         3,128,612
                                                     -------------    -------------    -------------     -------------

Costs and expenses:
  Purch. of crude oil and petrol. products               2,794,604               --               --         2,794,604
  Operating, general and administrative                    104,918            9,963            6,378           121,259
  Operating fuel and power                                  34,655               --               --            34,655
  Depreciation and amortization                             35,163            2,043            6,383            43,589



  Taxes - other than income taxes                           10,576               --               --            10,576
  Loss / (Gain) on sale of property and equip                   --               --               56                56
  Write-off of contract advance                                 --               --              428               428
  Other                                                         --              575               --               575
                                                     -------------    -------------    -------------     -------------
    Total costs and expenses                             2,979,916           12,581           13,245         3,005,742
                                                     -------------    -------------    -------------     -------------

    Operating income                                       108,025            3,655           11,190           122,870

Interest expense                                           (48,982)              --             (167)          (49,149)


Interest capitalized                                         4,559               --               --             4,559
Equity earnings                                             12,214           13,794               --            26,008
Other income - net                                           2,349               --            1,656             4,005
                                                     -------------    -------------    -------------     -------------

    Income before minority interest and
      income tax provision                                  78,165           17,449           12,679           108,293

Minority interest                                             (789)              --               --              (789)

Income tax provision                                            --            5,379               --             5,379
                                                     -------------    -------------    -------------     -------------

    Net income                                       $      77,376    $      12,070    $      12,679     $     102,125
                                                     =============    =============    =============     =============

Net Income Allocation:
Limited Partner Unitholders                                 56,091
Class B Unitholder                                           7,385
General Partner                                             13,900
                                                     -------------
Total net income allocated                           $      77,376
                                                     =============

Basic and diluted net income per Limited
  Partner and Class B Unit                           $        1.89
                                                     =============

Weighted Average Limited Partner and
  Class B Units                                             33,594
                                                     =============






                                                                            Pro Forma
                                                     -----------------------------------------------------
                                                                             Jonah
                                                         ARCO             Adjustments          Combined
                                                     -------------       -------------       -------------
Operating revenues:
  Sales of crude oil and petroleum products                                                  $   2,821,943
  Transportation - Refined products                                                                119,331
  Transportation - LPGs                                                                             73,896
  Transportation - Crude oil and NGLs                                                               34,874
  Gathering - Natural gas                                                                           23,401
  Mont Belvieu operations                                                                           13,334
  Pipeline Services                                                                                  5,724
  Other                                                                                             36,109
                                                     -------------       -------------       -------------
    Total operating revenues                                    --                  --           3,128,612
                                                     -------------       -------------       -------------

Costs and expenses:
  Purch. of crude oil and petrol. products                                                       2,794,604
  Operating, general and administrative                      2,041 (f)                             123,300
  Operating fuel and power                                                                          34,655
  Depreciation and amortization                                107 (a)           5,000 (g)          56,558
                                                             1,437 (a)          14,851 (g)
                                                            (1,094)(b)          (6,383)(h)
                                                              (949)(b)
  Taxes - other than income taxes                                                                   10,576
  Loss / (Gain) on sale of property and equip                                      (56)(j)              --
  Write-off of contract advance                                                                        428
  Other                                                                                                575
                                                     -------------       -------------       -------------
    Total costs and expenses                                 1,542              13,412           3,020,696
                                                     -------------       -------------       -------------

    Operating income                                        (1,542)            (13,412)            107,916

Interest expense                                           (15,098)(c)         (13,068)(i)         (79,722)
                                                            (1,549)(c)          (1,025)(i)
                                                                                   167 (h)
Equity earnings                                               (830)(a)                              25,178
Other income - net                                                                 (56)(j)           3,949
                                                     -------------       -------------       -------------

    Income before minority interest and
      income tax provision                                 (19,019)            (27,394)             61,880

Minority interest                                               15 (d)             149 (d)            (625)

Income tax provision                                        (5,379)(e)                                  --
                                                     -------------       -------------       -------------

    Net income                                       $     (13,625)      $     (27,245)      $      61,255
                                                     =============       =============       =============

Net Income Allocation:
Limited Partner Unitholders                                                                         44,405
Class B Unitholder                                                                                   5,846
General Partner                                                                                     11,004
                                                                                             -------------
Total net income allocated                                                                   $      61,255
                                                                                             =============

Basic and diluted net income per Limited
  Partner and Class B Unit                                                                   $        1.50
                                                                                             =============

Weighted Average Limited Partner and
  Class B Units                                                                                     33,594
                                                                                             =============


                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements.

                              TEPPCO PARTNERS, L.P.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                 Historical                                Pro Forma
                                                ---------------------------------------------    -------------------------------
                                                  TEPPCO
                                                Partners, LP       Jonah           Combined      Adjustments          Combined
                                                ------------    ------------     ------------    ------------       ------------
Operating revenues:
  Sales of crude oil and petroleum products     $  2,601,580    $         --     $  2,601,580                       $  2,601,580
  Transportation - Refined products                  109,748              --          109,748                            109,748
  Transportation - LPGs                               54,174              --           54,174                             54,174
  Transportation - Crude oil and NGLs                 34,484              --           34,484                             34,484
  Gathering - Natural gas                                 --          22,383           22,383                             22,383
  Mont Belvieu operations                              9,871              --            9,871                              9,871
  Other                                               39,876             888           40,764                             40,764
                                                ------------    ------------     ------------    ------------       ------------
    Total operating revenues                       2,849,733          23,271        2,873,004              --          2,873,004
                                                ------------    ------------     ------------    ------------       ------------
Costs and expenses:
  Purch. of crude oil and petrol. products         2,566,621              --        2,566,621                          2,566,621
  Operating, general and administrative               96,086           6,386          102,472                            102,472
  Operating fuel and power                            27,946              --           27,946                             27,946
  Depreciation and amortization                       31,175           7,165           38,340           3,750 (g)         50,338
                                                                                                       15,413 (g)
                                                                                                       (7,165)(h)
  Taxes - other than income taxes                     11,409              --           11,409                             11,409
  Loss / (Gain) on sale of property and equip             --          (1,155)          (1,155)          1,155 (j)             --
  Write-off of contract advance                           --              --               --                                 --
                                                ------------    ------------     ------------    ------------       ------------
    Total costs and expenses                       2,733,237          12,396        2,745,633          13,153          2,758,786
                                                ------------    ------------     ------------    ------------       ------------

    Operating income                                 116,496          10,875          127,371         (13,153)           114,218

Interest expense                                     (47,365)             --          (47,365)         (9,801)(i)        (57,166)

Interest capitalized                                   2,040              --            2,040                              2,040
Equity earnings                                       15,270              --           15,270                             15,270
Other income - net                                     2,224              50            2,274           1,155 (j)          3,429
                                                ------------    ------------     ------------    ------------       ------------

    Income before minority interest and
    income tax provision                              88,665          10,925           99,590         (21,799)            77,791

Minority interest                                       (800)             --             (800)             85 (d)           (715)

Income tax provision                                      --              --               --              --                 --
                                                ------------    ------------     ------------    ------------       ------------

    Net income                                  $     87,865    $     10,925     $     98,790    $    (21,714)      $     77,076
                                                ============    ============     ============    ============       ============

Net Income Allocation:
Limited Partner Unitholders                           62,035                                                              54,418
Class B Unitholder                                     7,027                                                               6,164
General Partner                                       18,803                                                              16,494
                                                ------------                                                        ------------
Total net income allocated                      $     87,865                                                        $     77,076
                                                ============                                                        ============
Net Income per LP and Class B Unit              $       1.79                                                        $       1.57
                                                ============                                                        ============

Weighted Average Ltd Partner and Class B Units        38,544                                                              38,544
                                                ============                                                        ============


                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements.

                              TEPPCO PARTNERS, L.P.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The acquisitions were accounted for using the purchase method of accounting. Under this method of accounting, the Partnership recorded the assets and liabilities of the acquired entities at fair market value as of the date of closing, with any excess purchase price reflected as goodwill.

     The following notes set forth the explanations and assumptions used in the preparation of the unaudited pro forma condensed combined financial statements. The pro forma adjustments are based on the best estimate of the Partnership using information currently available. The Partnership is in the process of completing the final purchase price allocation of Jonah, and consequently it is likely that the final purchase price allocation will be different from the pro forma purchase price allocation included herein. However, the Partnership does not currently anticipate that the difference will be material to the pro forma financial position included herein.

     The preliminary pro forma allocation of the purchase price paid for Jonah and the financing of the acquisition are summarized as follows (in thousands):

Estimated purchase price paid:

         Proceeds of note payable issued for purchase price                                  $   359,225
         Estimated acquisition costs                                                                 250
                                                                                             -----------
                                                                                                 359,475

         Working capital, net                                                                       (490)
         Property, plant, and equipment, net                                                     141,570
         Intangible                                                                              208,000
                                                                                             -----------
              Total Allocation                                                                   349,080
         Goodwill (excess purchase price over allocation to identifiable
         assets and liabilities)                                                             $    10,395

     The following adjustments were made to the unaudited pro forma condensed combined statements of income pursuant to the purchase method of accounting:

(a) To record pro forma depreciation and amortization expense on the ARCO purchase price allocation to depreciable and amortizable assets. Goodwill and excess cost for the equity investment in Seaway Crude Pipeline Company ("Seaway") over the underlying equity in net assets are assumed to be amortized over a period of 20 years and property, plant, and equipment over estimated remaining lives ranging from five years to 40 years.

(b) To reverse the historical amortization expense resulting from ARCO's excess investment in Seaway and the historical depreciation expense of ARCO.

(c) To reflect the increase in interest expense resulting from the issuance of debt for the cash portion of the purchase price of ARCO and the related estimated debt issuance costs. The interest rate on the term loan is assumed to be 8.42% and the interest rate on the revolving credit facility is assumed to be 8.32%. Debt issue costs of approximately $7.1 million are assumed to be amortized over the anticipated life of the credit facilities. Assuming market interest rates change by 1/8 percent, the potential annual change in interest expense is approximately $0.4 million.

(d) To record the effect of the pro forma statement of income adjustments on minority interest expense.

(e) To eliminate ARCO's income tax provision as the Partnership is not a taxable entity.

(f) To reverse the historical ARCO benefits income and record estimated benefits expense for the ARCO employees assuming participation in the Partnership's benefit plans.

                              TEPPCO PARTNERS, L.P.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS - (CONTINUED)




(g) To record pro forma depreciation and amortization expense on the preliminary Jonah purchase price allocation to depreciable and amortizable assets. Intangibles for contracts are assumed to be amortized through the year 2015 and property, plant, and equipment over an estimated remaining life of 25 years. Amortization for contracts is recorded in proportion to the timing of expected contractual volumes, while depreciation is recorded on a straight line basis. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, goodwill associated with the Jonah acquisition is not being amortized.

(h) To reverse the historical depreciation expense and interest expense of Jonah.

(i) To reflect the increase in interest expense resulting from borrowings under the new credit agreement for the purchase of Jonah and the related estimated debt issuance costs. The interest rate on the credit agreement is 3.63%. Debt issue costs of approximately $1.0 million are being amortized over the anticipated life of the credit agreement which is nine months. For purposes of the pro forma financial information the debt incurred to acquire Jonah is assumed to remain outstanding for the periods presented. Assuming market interest rates change by 1/8 percent, the potential annual change in interest expense is approximately $0.5 million.

(j) To reclassify loss / (gain) on sale of property, plant, and equipment to other income - net.




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